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                                                                    EXHIBIT 23.6

                          INDEPENDENT AUDITORS' CONSENT

We consent to incorporation by reference in the Registration Statements (No. 333-32214 and No. 333-85553) on Form S-8, and the Registration Statement (No. 333-85211) on Form S-3 of Devon Energy Corporation and our report dated January 20, 1999 to the shareholders of Northstar Energy Corporation, relating to the consolidated balance sheets of Northstar Energy Corporation and subsidiaries as at December 31, 1998 and 1997 and the related consolidated statements of operations and comprehensive income (loss), stockholders' equity, and cash flows for each of the years then ended, which report appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

                                        (SIGNED)  DELOITTE & TOUCHE LLP
                                        -----------------------------------
                                                  Deloitte & Touche LLP
                                                  Chartered Accountants

Calgary, Alberta
Canada
March 28, 2000



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